United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2023

Date of Report (Date of earliest event reported)

GUSHEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1312-13, 4th Floor, Building No. 2, 1 Hangfeng Rd, Fengtai District, Beijing, China	100070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-139-4977-8662

Room 513, 5th Floor, No. 5 Haiying Road

Fengtai District, Beijing, China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Gushen, Inc. (the “Company”) previously filed a Current Report on Form 8-K (the “Initial Form 8-K”) on March 31, 2023 to report that the Board of Directors of the Company approved on March 31, 2023 the issuance under the Company’s Equity Incentive Plan (the “EIP”) of an aggregate of 12,618,523 restricted shares of common stock (the “Awards”) to certain employees (the “Participants”) of Edeschler Limited, the Company’s Hong Kong subsidiary, pursuant to certain stock award agreement (collectively the “Award Agreements”, each an “Award Agreement”) with each of the Participants. A list of the Participants was provided in the Initial Form 8-K.

This Amendment to Current Report on Form 8-K is being filed to correct typos of the numbers of shares issued to two Participants, Xinghu Li and Huayu Wang. The correct number of shares to be issued to both Participants shall be 15,374 shares of the Company’s common stock instead of 53,582 shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gushen, Inc.

Date: June 1, 2023	By:	/s/ Yulong Yi
	Name:	Yulong Yi
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman

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